UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2004

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2004, the Company and The Boeing Company entered into a new purchase agreement under which the Company agreed to acquire from Boeing ten new Boeing model 7E7 aircraft. The first 7E7 aircraft is scheduled to be delivered to the Company in 2009 and the last aircraft is scheduled to be delivered in 2011. The Boeing model 7E7 aircraft, which is still in the final design stage, is Boeing's newest wide-body commercial jetliner. The new 7E7 purchase agreement is subject to the Company's selecting an engine for the new aircraft on or before June 1, 2008 and to the negotiation of certain exhibits to the purchase agreement and other definitive documents regarding technical matters prior to June 1, 2005.

In conjunction with the new 7E7 purchase agreement and the amendments to the Company's 737 purchase agreement with Boeing described below, the Company and Boeing Capital Corporation entered into a letter agreement for the lease to the Company of eight used Boeing model 757-300 aircraft. Under the letter agreement, which is also dated December 29, 2004, the 757-300 aircraft will be delivered to the Company on various dates in the second half of 2005 and January 2006. The initial term of the leases for these aircraft will be approximately five years on average, with renewal terms. The agreement is subject to certain terms and conditions, including the negotiation of mutually satisfactory definitive documents on or before February 28, 2005.

In connection with the Company's new 7E7 purchase agreement and the letter agreement with Boeing Capital, the Company and Boeing have also entered into a supplemental agreement dated December 29, 2004, which amends the Company's 737 purchase agreement with Boeing to accelerate the delivery dates for six firm order Boeing model 737 new generation aircraft from 2008 to 2006. This agreement takes effect on March 1, 2005.

Each of these agreements is subject to the condition that the Company's board of directors approve the transactions contemplated by the various agreements not later than February 28, 2005.

The press release announcing the order of the Boeing 7E7 aircraft, the lease of the Boeing 757-300 aircraft and the accelerated delivery of the Boeing 737-800 aircraft is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibits
99.1	Press Release Announcing Order of Boeing 7E7 Aircraft, Lease of 757-300 Aircraft and Accelerated Delivery of 737-800 Aircraft

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

December 30, 2004	By /s/ Jeffrey J. Misner
Jeffrey J. Misner
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release Announcing Order of Boeing 7E7 Aircraft, Lease of 757-300 Aircraft and Accelerated Delivery of 737-800 Aircraft